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                                                                    EXHIBIT 4.4B


                          SECOND SUPPLEMENTAL INDENTURE

      THIS SECOND SUPPLEMENTAL INDENTURE is dated as of September 30, 2002, among STEEL DYNAMICS, INC., an Indiana corporation (the "Company"), SDI INVESTMENT COMPANY, a Delaware corporation, (the "Initial Subsidiary Guarantor"), DYNAMIC BAR PRODUCTS, LLC, an Indiana limited liability company (the "Additional Subsidiary Guarantor"), STLD HOLDINGS, INC. an Indiana corporation, FERROUS RESOURCES, LLC, an Indiana limited liability company (STLD Holdings, Inc. and Ferrous Resources, LLC may individually be referred to as the "New Subsidiary Guarantor" and collectively as the "New Subsidiary Guarantors"), and FIFTH THIRD BANK, INDIANA, a state banking association, as trustee (the "Trustee").

                                    RECITALS:

      The Company, the Initial Subsidiary Guarantor and the Trustee have duly authorized, executed and delivered an Indenture dated as of March 26, 2002 (the "Original Indenture") in connection with the issuance initially of up to $200,000,000 aggregate principal amount of the Company's 9-1/2% Senior Notes due 2009 (the "Notes") as provided in the Original Indenture.

      The Company, the Initial Subsidiary Guarantor, the Additional Subsidiary Guarantor, and the Trustee entered into a First Supplemental Indenture dated as of September 6, 2002.

      This Second Supplemental Indenture is being executed and delivered by the Company, the Initial Subsidiary Guarantor, the Additional Subsidiary Guarantor, and the New Subsidiary Guarantors pursuant to the provisions of Section 4.20 and
Section 9.01(2) of the Original Indenture.

      This Second Supplemental Indenture (together with the Original Indenture and the First Supplemental Indenture, collectively the "Indenture") is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

           AND THIS SECOND SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:

      For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                               Guaranty of Notes

      Section 1.01. Note Guarantee; Limitation of Liability. (a) Subject to the provisions of Article Ten of the Original Indenture, the New Subsidiary Guarantors hereby, jointly and
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severally with the Initial Subsidiary Guarantor and the Additional Subsidiary
Guarantor, fully and unconditionally guarantee to each Holder of Notes and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note, the Original Indenture, the First Supplemental Indenture, and this Second Supplemental Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the second paragraph of Section 10.01 of the Original Indenture.

      (b) The undersigned, and by their acceptance of this Second Supplemental Indenture, hereby confirm that it is the intention of all such Persons that this Second Supplemental Indenture, the Original Indenture, and the First Supplemental Indenture and the obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Second Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, and the obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the undersigned hereby irrevocably agree that the obligations of the undersigned under this Second Supplemental Indenture, the Original Indenture, and the First Supplemental Indenture at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this Second Supplemental Indenture, the Original Indenture, and the First Supplemental Indenture not constituting a fraudulent transfer or conveyance.

      Section 1.02. Obligations under the Original Indenture. The New Subsidiary Guarantors hereby agree, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Original Indenture to the same extent as each of the other Subsidiary Guarantors thereunder. The New Subsidiary Guarantors further agree, as of the date first above written, that each reference in the Original Indenture to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to the New Subsidiary Guarantors, and each reference in any of the Notes to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to the New Subsidiary Guarantors.

      Section 1.03. Covenants and Agreements. The New Subsidiary Guarantors make each covenant and agreement set forth in Article Ten of the Original Indenture to the same extent as each other Subsidiary Guarantor.

                                  ARTICLE TWO

                                 Miscellaneous


                                       2
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      Section 2.01. Remainder of Original Indenture Unaffected. Except as
specifically provided in Article One above, the terms of the Original Indenture shall remain unchanged and in full force and effect, and shall govern the interpretation and application of this Second Supplemental Indenture.

      Section 2.02. Duplicate Originals; Delivery by Telecopier. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Second Supplemental Indenture by telecopier shall be effective as delivery of an original executed counterpart of this Second Supplemental Indenture.

      Section 2.03. Separability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                              [End of Article Two]


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                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

"Company"                                     STEEL DYNAMICS, INC.

                                              By:  /s/ Tracy L. Shellabarger
                                                   -----------------------------
                                              Its  Vice President
                                                   -----------------------------



"Initial Subsidiary Guarantor"                SDI INVESTMENT COMPANY

                                              By:  /s/ Tracy L. Shellabarger
                                                   -----------------------------
                                              Its  President
                                                   -----------------------------



"Additional Subsidiary Guarantor"             DYNAMIC BAR PRODUCTS, LLC

                                              By:  /s/ Tracy L. Shellabarger
                                                   -----------------------------
                                              Its  Vice President
                                                   -----------------------------



"Trustee"                                     FIFTH THIRD BANK, INDIANA

                                              By:  /s/ George L. Bawcum
                                                   -----------------------------
                                              Its  Trust Officer
                                                   -----------------------------



"New Subsidiary Guarantor"                    STLD HOLDINGS, INC.


                                              By:  /s/ Tracy L. Shellabarger
                                                   -----------------------------
                                              Its  Vice President
                                                   -----------------------------



"New Subsidiary Guarantor"                    FERROUS RESOURCES, LLC

                                              By:  /s/ Tracy L. Shellabarger
                                                   -----------------------------
                                              Its  Vice President
                                                   -----------------------------


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